SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------

                           FORM 8-K/A AMENDMENT NO. 1


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 19, 1996



                           SYNERGISTIC HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                   33-75162                  42-1358036
 (State or other jurisdiction        (Commission              (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)



                  50 Laser Court, Hauppauge, New York       11788
               (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (516) 436-5000


               405 Sixth Avenue, Suite 200, Des Moines, Iowa 50309 Former name or former address, if changed since last report

Item 4. Changes in Registrant's Certifying Accountant

     On February 5, 1997, Synergistic Holdings Corp. (the "Company") dismissed Deloitte & Touche LLP ("D&T") as its principal independent accountants and engaged BDO Seidman, LLP ("BDO") as its independent accountants. D&T were the accountants for the Company prior to the September 19, 1996 merger transaction pursuant to which Salex Holding Corporation ("Salex") was merged with and into the Company (the "Merger Transaction"). BDO were the accountants for Salex prior to the Merger Transaction. In the Merger Transaction, Salex was the acquirer for accounting purposes, and the Company will continue its relationship with BDO. The decision to change accountants was approved by the Company's Board of Directors.

     Neither of D&T's reports on the financial statements of the Company for the fiscal years ended December 31, 1995 or December 31, 1994 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1996 and December 31, 1995, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable event (See attached Exhibit
16).

     Subsequent to the Merger Transaction between the Company and Salex described above, Salex consulted BDO (its accountants) regarding the issue of whether the Company or Salex should, for accounting purposes, be treated as the acquirer in the Merger Transaction. BDO stated in a letter to Salex dated December 3, 1996 (a copy of which is included as an exhibit to this filing) its belief that Salex should be treated as the acquirer for accounting purposes. On January 3, 1997, in a letter to the SEC staff, the Company stated its belief that Salex should be treated as the acquirer for accounting purposes, provided the SEC staff with a copy of the letter from BDO, and asked the SEC staff to indicate that it would not object to the Company accounting for the merger in that manner. On January 15, 1997, the SEC staff indicated that it would not object to such accounting. The Company had limited consultations with D&T regarding this issue, which included D&T's reading of the BDO letter referred to above. Although D&T orally informed the Company that based on a reading of the BDO letter they had no reason to disagree with the conclusion expressed in it, the consultations with D&T did not progress to the point of D&T reaching or expressing a definitive conclusion regarding the issue.

Item 5. Other Events

     On January 17, 1997 the Company received oral notification from the Boston Stock Exchange that, because the Company had not filed its Form 10-Q as of such date for its latest fiscal quarter, the Boston Stock Exchange had filed for the delisting of the Company's securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.




                            Salex Holding Corporation
                                     and Subsidiaries
                                        and Affiliate
















                                      Combined Consolidated Financial Statements
                                                               Form 8-K - Item 7
                                       Years Ended April 30, 1994, 1995 and 1996
                                   and Three Months Ended July 31, 1995 and 1996

                            Salex Holding Corporation
                                     and Subsidiaries
                                        and Affiliate















--------------------------------------------------------------------------------
                                      Combined Consolidated Financial Statements
                                                               Form 8-K - Item 7
                                       Years Ended April 30, 1994, 1995 and 1996
                                   and Three Months Ended July 31, 1995 and 1996

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                                                                        Contents
--------------------------------------------------------------------------------



Report of independent certified public accountants                          F-3

Combined consolidated balance sheets:

        April 30, 1995 and 1996 and July 31, 1996 (unaudited)               F-4

Combined consolidated financial statements for the three years ended April 30, 1996 and the three months ended
 July 31, 1995 (unaudited) and 1996 (unaudited):

        Statements of operations                                            F-5

        Statements of stockholders' equity and
           proprietor's capital deficiency                                  F-6

        Statements of cash flows                                            F-7

Notes to combined consolidated financial statements                  F-8 - F-22

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of Salex Holding Corporation

We have audited the accompanying combined consolidated balance sheets of Salex Holding Corporation and Subsidiaries and Affiliate as of April 30, 1995 and 1996, and the related combined consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Salex Holding Corporation and Subsidiaries and Affiliate as of April 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.


/s/ BDO Seidman, LLP
-----------------------
Mitchel Field, New York
January 18, 1997, except
for Note 1(a) which is
as of February 4, 1997

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                                            Combined Consolidated Balance Sheets
================================================================================

                                                                                       April 30,               July 31,
                                                                               -----------------------------    1996
                                                                                    1995           1996       (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Assets (Note 4)
Current:
    Cash                                                                        $    54,915    $    74,354    $    88,539
    Accounts receivable, less allowance of $157,000, $188,000 and
        $188,000 for possible losses (Note 7)                                     3,287,819      3,217,809      3,146,609
    Refundable taxes                                                                297,261         58,238         27,732
    Prepaid expenses and other                                                      198,265        122,360        119,135
    Deferred income taxes (Notes 1 and 8)                                            16,000             --             --
------------------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                      3,854,260      3,472,761      3,382,015
------------------------------------------------------------------------------------------------------------------------------------
Property and equipment, less accumulated depreciation and
    amortization (Notes 1, 3, 5, 6 and 11)                                        1,941,502      1,867,656      1,842,533
------------------------------------------------------------------------------------------------------------------------------------
Other:
    Loan receivable, officer (Notes 6 and 11)                                       778,352      1,004,212      1,076,393
    Goodwill, net of accumulated amortization of $544,375, $641,875
        and $666,250 (Notes 1 and 2)                                              1,405,625      1,308,125      1,283,750
    Noncompetition and consulting agreement, net of accumulated
        amortization (Notes 1 and 10)                                               210,000        150,000        135,000
    Other                                                                            19,035         18,635         41,135
------------------------------------------------------------------------------------------------------------------------------------
        Total other assets                                                        2,413,012      2,480,972      2,536,278
------------------------------------------------------------------------------------------------------------------------------------
                                                                                $ 8,208,774    $ 7,821,389    $ 7,760,826
====================================================================================================================================
Liabilities and Stockholders' Equity and Proprietor's
Capital Deficiency
Current:
    Bank overdrafts                                                             $ 1,032,733    $   445,440    $   918,528
    Note payable - finance company (Note 4)                                       1,688,505      1,456,443      1,475,125
    Accounts payable                                                              2,401,659      3,323,193      3,278,303
    Accrued expenses and other                                                      358,885        487,484        269,119
    Current maturities of long-term debt and capital lease obligations
        (Notes 5 and 11)                                                            220,795        227,820        230,000
------------------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                 5,702,577      5,940,380      6,171,075
    Long-term debt and capital lease obligations, net of current
        maturities (Notes 5 and 11)                                               1,277,789      1,049,969        987,235
    Deferred income taxes (Notes 1 and 8)                                            27,000         10,000         10,000
------------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                         7,007,366      7,000,349      7,168,310
------------------------------------------------------------------------------------------------------------------------------------
Commitments (Notes 9 and 11)
Stockholders' equity and proprietor's capital deficiency (Notes 1,
2 and 11):
 Preferred stock, $.01 par value - shares authorized 5,000,000;
        issued and outstanding, none                                                     --             --             --
    Common stock, $.01 par value - shares authorized 15,000,000;
        issued and outstanding, 5,356,200 at April 30, 1995, 7,900,000
        at April 30, 1996 and July 31, 1996                                          53,562         79,000         79,000
    Additional paid-in capital                                                    1,958,438      3,951,546      3,951,546
    Deficit and proprietor's capital deficiency                                    (810,592)    (3,209,506)    (3,438,030)
------------------------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity and proprietor's capital deficiency            1,201,408        821,040        592,516
------------------------------------------------------------------------------------------------------------------------------------
                                                                                $ 8,208,774    $ 7,821,389    $ 7,760,826
====================================================================================================================================

           See accompanying notes to combined consolidated financial statements.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                                  Combined Consolidated Statements of Operations
================================================================================

                                                    Year Ended                        Three Months Ended
                                                      April 30,                             July 31,
                                 -------------------------------------------      ---------------------------
                                         1994            1995           1996             1995            1996

                                                                                   (Unaudited)    (Unaudited)
---------------------------------------------------------------------------------------------------------------
Net sales (Note 7)               $ 29,235,395    $ 33,883,908    $ 25,481,628    $  6,314,607    $  5,720,520

Cost of sales                      24,298,278      28,392,318      21,174,290       5,185,888       4,628,929
--------------------------------------------------------------------------------------------------------------
           Gross profit             4,937,117       5,491,590       4,307,338       1,128,719       1,091,591

Selling, general and
    administrative expenses
    (Note 2)                        4,454,030       5,122,575       6,187,466       1,237,038       1,247,716
--------------------------------------------------------------------------------------------------------------
           Operating income
(loss)                                483,087         369,015      (1,880,128)       (108,319)       (156,125)
--------------------------------------------------------------------------------------------------------------
Other expense:

    Interest expense, net            (281,534)       (431,844)       (460,100)       (108,946)        (72,399)

    Loss on disposal of
        property and equipment             --         (34,908)             --              --              --
--------------------------------------------------------------------------------------------------------------

           Total other expense       (281,534)       (466,752)       (460,100)       (108,946)        (72,399)
--------------------------------------------------------------------------------------------------------------

Income (loss) before taxes
    on income (recoveries)            201,553         (97,737)     (2,340,228)       (217,265)       (228,524)

Taxes on income
    (recoveries) (Note 8)              81,535          (4,000)         58,686              --              --
--------------------------------------------------------------------------------------------------------------

Net income (loss)                $    120,018    $    (93,737)   $ (2,398,914)   $   (217,265)   $   (228,524)
==============================================================================================================
Net income (loss) per
    share (Note 1)               $        .02    $       (.01)   $       (.25)   $       (.03)   $       (.02)
==============================================================================================================

Weighted average number
    of shares outstanding           7,210,912       7,210,912       9,772,363       7,210,912      10,635,563
==============================================================================================================

           See accompanying notes to combined consolidated financial statements.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                        Combined Consolidated Statements of Stockholders' Equity
                                             and Proprietor's Capital Deficiency
================================================================================

                                              Common stock                      Deficit and
                                        ------------------------   Additional   Proprietor's
                                                                      Paid-In     Capital
                                           Shares        Amount       Capital    Deficiency          Total
-----------------------------------------------------------------------------------------------------------

Balance, April 30, 1993                 5,356,200   $    53,562   $ 1,933,438   $  (547,693)   $ 1,439,307

    Net income                                 --            --            --       120,018        120,018

    Distribution to stockholders               --            --            --      (200,000)      (200,000)
-----------------------------------------------------------------------------------------------------------

Balance, April 30, 1994                 5,356,200        53,562     1,933,438      (627,675)     1,359,325

    Capital contribution (Note 2)              --            --        25,000            --         25,000

    Net loss                                   --            --            --       (93,737)       (93,737)

    Distribution to stockholders               --            --            --       (89,180)       (89,180)
-----------------------------------------------------------------------------------------------------------

Balance, April 30, 1995                 5,356,200        53,562     1,958,438      (810,592)     1,201,408

    Sale of common stock
        (Note 2)                        2,543,800        25,438     1,206,562            --      1,232,000

    Compensation related to sale of
        shares (Note 2)                        --            --       786,546            --        786,546

    Net loss                                   --            --            --    (2,398,914)    (2,398,914)
-----------------------------------------------------------------------------------------------------------

Balance, April 30, 1996                 7,900,000        79,000     3,951,546    (3,209,506)       821,040

    Net loss (unaudited)                       --            --            --      (228,524)      (228,524)
-----------------------------------------------------------------------------------------------------------

Balance, July 31, 1996
    (unaudited)                         7,900,000   $    79,000   $ 3,951,546   $(3,438,030)   $    592,516
===========================================================================================================

           See accompanying notes to combined consolidated financial statements.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                                  Combined Consolidated Statements of Cash Flows
                                                                       (Note 10)
================================================================================

                                                                 Year ended                        Three months ended
                                                                  April 30,                            July 31,
                                               ----------------------------------------------------------------------------
                                                     1994           1995         1996            1995            1996
--------------------------------------------------------------------------------------------------------------------------
                                                                                               (Unaudited)   (Unaudited)
Cash flows from operating activities:
    Net income (loss)                          $   120,018    $   (93,737)   $(2,398,914)   $  (217,265)   $  (228,524)
    Adjustments to reconcile net income
        (loss) to net cash provided by (used
        in) operating activities:
           Depreciation and amortization           206,699        256,638        294,973         74,183         74,047
           Provision for doubtful accounts           4,369         75,000         31,000             --             --
           Loss on disposal of property and
               equipment                                --         34,908             --             --             --
           Deferred income taxes                     6,000         21,000         (1,000)            --             --
           Compensation related to sale of
               shares                                   --             --        786,546             --             --
    Increase (decrease) in cash flows from
        changes in operating assets and
        liabilities:
           Accounts receivable                  (1,612,248)     1,518,028         39,010        142,804         71,200
           Refundable taxes                             --       (297,261)       239,023         22,310         30,506
           Prepaid expenses and other
               current assets                      (42,599)        (7,293)        75,905        (16,033)         3,225
           Other assets                              6,804         (1,814)           400        (11,000)       (22,500)
           Accounts payable                        857,671       (869,368)       921,534       (369,635)       (44,890)
           Accrued expenses and other
               current liabilities                 102,890         81,194        128,599        274,983       (218,365)
--------------------------------------------------------------------------------------------------------------------------
        Net cash provided by (used in)
           operating activities                   (350,396)       717,295        117,076        (99,653)      (335,301)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Capital expenditures, net                      (79,608)       (88,765)       (63,627)            --         (9,549)
    Loan to officer (net of repayments of
        $104,000, $100,000, $325,000, $0
        and $0)                                   (115,607)         7,349       (225,860)            --        (72,181)
--------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing
           activities                             (195,215)       (81,416)      (289,487)            --        (81,730)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Change in bank overdrafts                      220,905       (244,858)      (587,293)       264,657        473,088
    Net proceeds from (repayments of)
        note payable-finance company               685,142       (235,709)      (232,062)       (68,409)        18,682
    Principal payments on long-term debt
        and capital lease obligations             (158,234)      (180,555)      (220,795)       (56,399)       (60,554)
    Distribution to stockholders                  (200,000)       (89,180)            --             --             --
    Proceeds from promissory note - bank                --        100,000             --             --             --
    Net proceeds from issuance of
        common stock                                    --         25,000      1,232,000             --             --
--------------------------------------------------------------------------------------------------------------------------
        Net cash provided by (used in)
           financing activities                    547,813       (625,302)       191,850        139,849        431,216
--------------------------------------------------------------------------------------------------------------------------
Net increase in cash                                 2,202         10,577         19,439         40,196         14,185
Cash, at beginning of period                        42,136         44,338         54,915         54,915         74,354
--------------------------------------------------------------------------------------------------------------------------
Cash, at end of period                         $    44,338    $    54,915    $    74,354    $    95,111    $    88,539
==========================================================================================================================

           See accompanying notes to combined consolidated financial statements.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

1. Summary of
   Accounting Policies


               (a) Basis of Presentation and Principles of Combination and Consolidation

                    Salex Holding Corporation ("SHC") was incorporated on July 31, 1995 under the laws of Delaware. SHC's principal business is managing the maintenance and repair of fleet vehicles operated by corporate customers on a nationwide basis. SHC has begun to expand its operations to provide services to individual car owners nationwide.

                    On August 4, 1995, SHC acquired the stock of its four commonly controlled companies in exchange for 5,356,200 shares of common stock of SHC (the "Reorganization"). These financial statements have given effect to this transaction as if it had occurred at the beginning of the earliest year presented.

                    These combined consolidated financial statements include the accounts of SHC and its wholly-owned subsidiaries, Salex Fleet Specialist Corp., Salex Fleet Management Corp., Salex National Account Corp., and Salex Salvage Disposal Corp. and the real estate in which the Company operates, which is individually owned by SHC's principal stockholder
                    (collectively, the "Company"). The real estate was transferred to the Company effective with the merger of SHC and Synergistic in September 1996 (Note 11).

                    All significant intercompany accounts and transactions have been eliminated in the combination.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

                    The Company has sustained operating losses which have continued into fiscal 1997. Such losses have related primarily to the loss of several major customers and increases in operating expenses. The losses have been funded by the proceeds from the sale of common stock (Note 2(b)(I)) and the private placement (Note 11(f)), additional borrowings under the revolving credit agreement (Note 4), and increased trade payables. Management's plans to return the Company to profitability include a cost cutting program which was commenced in November 1996 and an aggressive sales program to replace lost customers, which has recently resulted in increased sales. However, the Company requires and management is seeking additional sales and/or debt or equity capital to complete its plans to return to profitability. On February 4, 1997 the Company received a firm offer which would, among other things, infuse $1,500,000 in cash into the Company immediately in exchange for shares of convertible preferred stock. It is management's intent to accept this offer if another comparable offer is not finalized within a short time.

                    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

               (b)  Property, Equipment and Depreciation

                    Property and equipment are stated at cost. Depreciation and amortization are provided on either the straight-line basis or accelerated methods over the estimated useful lives of the assets.

                    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which is effective for fiscal years beginning after December 31, 1995, with earlier application encouraged. The Company has adopted Statement No. 121 for the year ended April 30, 1996. The adoption of Statement No. 121 did not have a material effect on the combined consolidated financial statements.

               (c)  Taxes on Income

                    Each of the entities comprising the Company files separate federal and state income tax returns.

                    The stockholders of Salex Fleet Management Corp. have consented to be taxed as an "S" corporation for federal and state income tax purposes. Therefore, there is no provision for, or recovery of, income taxes for that company as its income or losses are reportable in the returns of its stockholders. The election as an "S" corporation terminated upon the effective date of the reorganization of the Company (see Note 1(a)) and Salex Fleet Management Corp. became subject to federal and state income taxes. The additional provision for income taxes that would have been required if Salex Fleet Management Corp. had not been taxed as an "S" corporation is not material.

                    Deferred   taxes  are  recorded  to  reflect  the  temporary
                    differences in the tax bases of assets and liabilities and their reported amounts in the financial statements.

               (d)  Revenue Recognition

                    The Company's principal revenues are derived from billings for repairs and maintenance for vehicles covered in its fleet management program. Revenues are recorded when the services have been rendered.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================




               (e)  Goodwill

                    The excess of cost over fair value of net assets acquired is being amortized on the straight-line method over a twenty year period. Amortization expense for each of the years ended April 30, 1994, 1995 and 1996 amounted to $97,500.
                    Amortization expense for the three month periods ended July 31, 1995 and 1996 amounted to $24,375.

                    The Company's operational policy for the assessment and measurement of any impairment in the value of excess of cost over fair value of net assets acquired which is other than temporary is to evaluate the recoverability and remaining life of its goodwill and determine whether the goodwill should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the Company are determined to be less than the carrying amount of goodwill. If the Company determines that goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill.

               (f)  Noncompetition and Consulting Agreement

                    Amortization is provided over the five year contractual life of the agreement.

               (g)  Fair Value of Financial Instruments

                    The carrying amounts of certain financial instruments, including cash, accounts receivable and payable, and short-term debt, approximated fair value as of April 30, 1995 and 1996. The carrying value of long-term debt, including the current portion, approximated fair value as of April 30, 1995 and 1996, based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

               (h)  Earnings Per Share

                    Earnings per share information is computed by dividing the net income (loss) for the applicable period by the weighted average number of common shares outstanding, as adjusted for the effect of the exchange of stock in the Reorganization (Note 1(a)) and the stock split that was effected in connection with the merger with Synergistic discussed in
                    Note 11. The terms of the convertible preferred stock issued in the split are such that the preferred stock is in substance common stock. Accordingly, the common stock issuable upon conversion of the preferred stock has been included in the weighted average number of common shares outstanding for all periods presented.

               (i)  New Accounting Pronouncement

                    In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 31, 1995. Statement No. 123 establishes a fair value method of accounting for stock-based compensation, through either recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of Statement No. 123 in fiscal 1997 by disclosing the pro forma net income and earnings per share amounts assuming the fair value method was adopted May 1, 1996. The adoption of Statement No. 123 will not impact the Company's results of operations, financial position or cash flows.

               (j)  Interim Financial Statements

                    The financial statements and related notes thereto as of July 31, 1996 and for the three months ended July 31, 1995 and 1996 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results are not necessarily indicative of the results for any future period.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================






2. Equity Transactions

               (a) In October 1989, a 49% stockholder of the Company purchased an additional 49% resulting in the Company becoming substantially wholly-owned and controlled by one stockholder. The purchase price of $1,950,000 was "pushed down" to establish a new accounting basis in the Company's financial statements. The entire amount was charged to goodwill since the carrying amounts of the other assets and liabilities approximated their estimated fair values.

                    Concurrently, an additional $250,000 was paid by the same stockholder, who was a 50% partner in land and building in which the Company operates, to purchase the other 50% and thus become a 100% owner of the property.

               (b) (1) In August 1995, Synergistic Holdings Corp. ("Synergistic"), purchased 1,580,000 shares of common stock directly from SHC for $1,500,000. After related expenses, net proceeds amounted to $1,129,000, of which $25,000 had been received in fiscal 1995.

                    (2) In January 1996, Synergistic purchased an additional 363,400 shares of SHC from SHC's principal stockholder.

                    (3) A merger of Synergistic and SHC was completed in September 1996 (Note 11).

               (c) In August 1995, 963,800 shares of common stock were sold to relatives of an officer of SHC for $128,000. A charge for compensation of approximately $787,000 resulted from this transaction due to the relative market value of the stock derived from the Synergistic transaction described in Note 2(b).

               (d) The Company's deficit and proprietor's capital deficiency includes ($100,738), ($49,008) and ($43,760) of proprietor's capital deficiency as of April 30, 1995 and 1996, and July 31, 1996, respectively, resulting from the operations of the real estate individually owned by the Company's principal stockholder.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================




3. Property and
   Equipment

                    Property and equipment consists of the following:


                                                  April 30,             July 31,
                                          --------------------------------------
                                                  1995         1996         1996
            --------------------------------------------------------------------
            Land                            $  490,000   $  490,000   $  490,000
            Building                         1,227,261    1,227,261    1,227,261
            Furniture and fixtures           1,321,238    1,383,754    1,393,303
            Vehicles                            60,799       60,799       60,799
            Leasehold improvements              19,596       21,920       21,920
            --------------------------------------------------------------------
                                             3,118,894    3,183,734    3,193,283
            Less accumulated depreciation
               and amortization              1,177,392    1,316,078    1,350,750
            --------------------------------------------------------------------
                                            $1,941,502   $1,867,656   $1,842,533
            ====================================================================


4. Note Payable -
   Finance Company

                    The Company has a $2,250,000 revolving credit agreement with a finance company, which expires January 1, 1998. Interest on borrowings are at prime plus 4.5%, or 13.5%, 12.75% and 12.75% at April 30, 1995, 1996 and July 31, 1996,
                    respectively. The interest rate was reduced to prime plus 2% in November 1996. Borrowings are collateralized by substantially all of the Company's assets not otherwise encumbered and are personally guaranteed by the Company's principal stockholder.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

5. Long-term Debt and
   Capital Lease
   Obligations

                    Long-term debt and capital lease obligations consist of the following:


                                                      April 30,         July 31,
                                                --------------------------------
                                                   1995       1996       1996
              ------------------------------------------------------------------
              Mortgage  payable to bank,
                payable in monthly
                installments  of $6,000
                through December 1997,
                plus  interest at 2% above
                the bank's "peg rate"
               (10.75% at April 30, 1996)
                The  balance of $792,203  is
                due  January  20, 1998.  The
                mortgage  is  collateralized
                by  land  and  building  with a
                book  value  of $1,485,836 at
                April 30, 1996                    $984,203   $912,203   $894,203

              Consulting and
                noncompetition agreement
                payable in monthly
                installments of $5,000
                through June 1998                  210,000    150,000    130,000

              Capital lease obligations with
                varying monthly payments
                and interest rates ranging
                from 15% to 17%
                per annum maturing 1998
                through 2000; secured by
                interests in computer
                equipment with a book
                value of $106,000 at April
                30, 1996                           207,084    153,424    138,978

--------------------------------------------------------------------------------
                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

         Promissory  note  payable to
           bank  in  monthly
           installments  of  $2,703, plus
           interest, through April
           1998; interest at prime plus
           2% (10.25% at April 30,
           1996);  secured by an
           interest in  computer
           equipment  with a book
           value of $52,000 at April
           30, 1996                             97,297       62,162       54,054
         -----------------------------------------------------------------------
                                             1,498,584    1,277,789    1,217,235
         Less: Current maturities of
           long-term debt and capital
           lease obligations                   220,795      227,820      230,000
         -----------------------------------------------------------------------
                                            $1,277,789   $1,049,969   $  987,235
         =======================================================================

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================



                    The following is a schedule by years of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of April 30, 1996:


                    Year ending April 30,
                    ------------------------------------------------------------
                                  1997                                  $ 83,894

                                  1998                                    66,331

                                  1999                                    31,201

                                  2000                                     5,200
                                                                        --------
                          Total minimum lease payments                   186,626

                          Less: amount representing interest              33,202
                                                                        --------
                          Present value of net minimum lease payments   $153,424
                                                                        ========

                    The following is a schedule of long-term debt maturities (including capital lease obligations) as of April 30, 1996:

                    Year ending April 30,
                    -----------------------------------------------------------
                                  1997                                $  227,820

                                  1998                                   986,870

                                  1999                                    57,997

                                  2000                                     5,102
                    -----------------------------------------------------------
                                                                      $1,277,789
                    ============================================================



6. Related Party Transactions


                    The Company has a loan receivable of $778,352, $1,004,212 and $1,076,393 from its principal stockholder as of April 30, 1995 and 1996 and July 31, 1996, respectively. For the years ended April 30, 1994, 1995 and 1996 interest was computed at 6% per annum. The borrower has agreed to offset approximately $1,000,000 of the loan against the Company's note payable to him which arose in September 1996 (see Note
                    11).

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

7. Major Customers

                    For the year ended April 30, 1995, sales to two customers accounted for approximately 12% of net sales. For the year ended April 30, 1996, sales to one customer accounted for approximately 13% of net sales. No receivables from any one customer represented more than 10% of the April 30, 1995 and 1996 accounts receivable balance. No single customer or group of customers affiliated through common control accounted for more than 10% of the Company's sales or accounts receivable in fiscal 1995 or 1996.

8. Taxes on Income
   (Recoveries)

                    The  provisions for  (recoveries  of) taxes on income in the
                    consolidated   statements  of  operations   consist  of  the
                    following:

Year Ended April 30,                  1994          1995           1996
--------------------------------------------------------------------------------
Current:
   Federal                         $ 54,452       $(21,250)      $ 50,733
   State                             21,083         (3,750)         8,953
--------------------------------------------------------------------------------

      Total current                  75,535        (25,000)        59,686
--------------------------------------------------------------------------------
Deferred:
   Federal                            5,100         17,850           (850)
   State                                900          3,150           (150)
--------------------------------------------------------------------------------
      Total deferred                  6,000         21,000         (1,000)
--------------------------------------------------------------------------------
      Total taxes on income
        (recoveries)               $ 81,535       $ (4,000)      $ 58,686
================================================================================

                    Significant components of the Company's deferred tax assets and liabilities are as follows:
                    April 30,                         1995            1996
--------------------------------------------------------------------------------
Deferred tax assets:
   Receivable reserves                            $  16,000       $  75,000
   Net operating loss carryforwards                      --         515,000
--------------------------------------------------------------------------------
        Total deferred tax asset                     16,000         590,000
   Valuation allowance for deferred
      tax assets                                         --        (590,000)
--------------------------------------------------------------------------------
        Net deferred tax asset                    $  16,000       $      --
================================================================================
Deferred tax liability:
   Depreciation                                   $  27,000       $  10,000
--------------------------------------------------------------------------------
        Noncurrent deferred income
           tax liability                          $  27,000       $  10,000
================================================================================

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)

                    The provision for taxes on income (loss) before taxes differs from the amounts computed applying Federal statutory rates due to the following:


Year Ended April 30,                1994          1995         1996
------------------------------------------------------------------------
Provision for Federal
   income taxes at the
   statutory rate                     34%         (34%)        (34%)

Increase (decrease):

   Loss (income) earned by
      S Corporation taxable
      to individual
      stockholders                   (15)           4           --

   Adjustment for under
      (over) accrual from
      prior year                      (6)         (16)           3

   State taxes, net of
      Federal tax benefit              6           (6)          (6)

   Non-deductible expenses            21           48           16

   Valuation allowance for
      deferred tax assets             --           --           24
------------------------------------------------------------------------
Provision for taxes on
   income                             40%          (4%)          3%
========================================================================

                    As of April 30,  1996,  the Company has net  operating  loss
                    carryforwards   for   federal   income   tax   purposes   of
                    approximately $1,200,000, expiring in the year 2011.

                    The Company has provided valuation allowances equal to its deferred tax assets, consisting principally of the net operating loss carryforwards, because of the uncertainty as to their future utilization.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

9. Commitments
                    Retirement Plans

                    The Company has a 401(K) plan for eligible salaried employees. The contribution for any participant may not exceed statutory limits. After six months of employment, the Company will match 662/3% of each employee participant's contributions up to the first 6% of compensation. The total matching contributions charged against operations amounted to $68,000, $70,000 and $60,000 for the years ended April 30, 1994, 1995 and 1996.

                    Employment Agreements

                    The Company has employment agreements with seven officers covering a three-year period ending in August 1998. These agreements originally provided for minimum aggregate annual salaries of $678,000 for fiscal 1997 and 1998, and $170,000 for fiscal 1999. Certain of these commitments have recently been reduced in connection with the Company's plans described in Note 1.

10. Supplemental Cash
    Flow Information

                    Supplemental information on interest and income taxes paid is as follows:

                                                                   Three Months
                                      Year Ended                      Ended
                                      April 30,                     July 31,
                   -------------------------------------------------------------
                           1994       1995       1996         1995         1996
--------------------------------------------------------------------------------
Interest                $264,000    $419,000    $460,000    $116,000    $100,000
================================================================================
Income taxes            $ 43,000    $164,000    $ 33,000    $     --    $     --
================================================================================

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

                    Supplemental schedule of non-cash investing and financing activities:



                    The Company entered into a non-competition and consulting agreement for $300,000 in fiscal 1994, payable over a five year period, in connection with its third party claims processing division.

                    Equipment acquired under capital leases amounted to $111,000 in fiscal 1995.

                    In fiscal 1996, additional paid-in capital of $787,000 arose from compensation related to sale of shares of common stock to relatives of an officer of the Company (Note 2(c)).

11. Subsequent Events

                    On September 19, 1996, SHC and Synergistic completed a plan of merger, the principal terms of which are as follows:

               (a) Synergistic, concurrent with the merger with SHC, sold all of its assets and liabilities except its investment in SHC in exchange for 750,000 shares of Synergistic common stock and a non-recourse note in the initial principal amount of $500,000 secured by 250,000 shares of Synergistic common stock.

               (b) Synergistic acquired from SHC's major stockholder 1,453,600 shares of SHC common stock for $2,000,000 in notes payable. The stockholder has agreed to offset approximately $1,000,000 of these notes payable against the Company's loan receivable from the stockholder (see Note 6).

               (c) Synergistic acquired the remaining SHC common stock from all of SHC's stockholders for 4,003,165 shares of Synergistic common stock and 1,000 shares of Synergistic voting convertible preferred stock. This Synergistic preferred stock votes on an if converted basis and automatically converts into 2,059,106 shares of Synergistic common stock as soon as the number of Synergistic common shares authorized is increased to a level sufficient to permit the conversion.

                                                       Salex Holding Corporation
                                                                and Subsidiaries
                                                                   and Affiliate

                             Notes to Combined Consolidated Financial Statements (Information with respect to the three months ended
                                            July 31, 1995 and 1996 is unaudited)
================================================================================

               (d) Synergistic granted 179,333 stock options to the SHC stockholders to purchase Synergistic common stock at $2.13 per share, which approximated fair value at the date of grant.

               (e) The merger agreements provided a grant to SHC's major stockholder of an option to purchase 500,000 shares of
                    Synergistic common stock at $1.50 per share if SHC's net income before taxes for the year ending April 30, 1997 equals or exceeds $2.7 million.

               (f) The merger agreements provided for a sale of securities by SHC in a private placement ("PPM"). Under the terms of the PPM, each unit sold consists of 250 shares of SHC 8.5% cumulative convertible preferred stock and 25,000 warrants to purchase SHC common stock at $3.50 per share. The PPM provides for the exchange of the preferred stock and warrants of Synergistic upon closing of the merger. Just prior to the closing, SHC received $478,000 in proceeds (after transaction costs of $172,000) from the sale of units. In November and December 1996, the Company received another $425,000 in net proceeds from the sale of units.

               (g) In connection with the merger, the Company acquired from its principal stockholder the real estate of its principal place of business, subject to the related mortgage obligation, in exchange for a reduction of certain loans receivable from the stockholder.

               Upon completing the merger, the former stockholders of SHC owned a majority of the voting interests of Synergistic. Accordingly, the merger will be accounted for as an acquisition of Synergistic by SHC. The transaction will be reflected in SHC's financial statements as a recapitalization (a stock split in which common shares outstanding were reduced and the voting, automatically converting preferred stock was issued) and a treasury stock purchase (for $2 million in notes payable), followed by an issuance of common stock by SHC in exchange for treasury stock and Synergistic's note receivable. Because the note receivable is nonrecourse and is collateralized by common stock, it will be classified as a reduction of stockholders' equity.

            SYNERGISTIC HOLDINGS CORP. AND SUBSIDIARIES AND AFFILIATE
         PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In August 1995, Synergistic Holdings Corp. (Synergistic or the "Company") purchased 1,580,000 shares (representing a 20% common equity interest) of Salex Holding Corporation ("SHC"), an unrelated privately owned company, directly from SHC for $1,500,000.

In  January   1996,   Synergistic   purchased  an  additional   363,400   shares
(representing a 4.6% common equity interest) of SHC directly from SHC's principal stockholder for $500,000.

On September 19, 1996, a merger of Synergistic and SHC was completed. In the merger, Synergistic was the legal acquirer. However, as hereinafter described, SHC was the acquirer for accounting purposes, as this transaction was in substance a "reverse acquisition" of Synergistic by SHC.

Synergistic, concurrent with the merger with SHC, sold all of its assets except its investment in SHC in exchange for 750,000 shares of Synergistic common stock and a nonrecourse note in the initial principal amount of $500,000 secured by 250,000 shares of Synergistic stock.

At the merger closing, Synergistic acquired from SHC's principal stockholder 1,453,600 shares of SHC's common stock for $2 million in notes payable to the stockholder, and the remainder of his and the other SHC stockholders' stock for 4,003,165 shares of Synergistic common stock and 1,000 shares of Synergistic Series B voting convertible preferred stock. This Synergistic preferred stock votes on an if-converted basis and automatically converts into 2,059,106 shares of Synergistic common stock as soon as the number of Synergistic common shares authorized is increased to a level sufficient to permit the conversion.

Since the merger resulted in voting control by the stockholders of SHC, the merger transaction has been accounted for as a recapitalization of SHC (stock split, distribution of (voting, automatically converting) preferred stock, and treasury stock purchase (for debt)) followed by an issuance of common stock by SHC in exchange for treasury stock and Synergistic's nonrecourse note receivable. The note receivable, because it is nonrecourse and is collateralized by common stock, has been recorded as a reduction of stockholders' equity.

The accompanying pro forma condensed combined consolidated financial statements illustrate the effects of the disposition of the Company's assets and the merger on the Company's financial position and results of operations. The pro forma condensed combined consolidated balance sheet as of July 31, 1996 is based on the historical balance sheet of the Company as of June 30, 1996 and of SHC as of July 31, 1996, and assumes the disposition and merger took place on that date. The pro forma condensed combined consolidated statements of operations for the year ended April 30, 1996 and the three months ended July 31, 1996 are based on the historical statements of operations for SHC for those periods and for Synergistic for the year ended March 31, 1996 and the three months ended June 30, 1996. The pro forma condensed combined consolidated statements of operations assume the disposition and merger took place on May 1, 1995.

As a result of the merger, SHC is the continuing entity for financial reporting purposes, and the pro forma financial statements represent its combined consolidated financial position and results of operations. After the disposition of its discontinued broker/dealer operations, the accounts of Synergistic included in the pro forma condensed combined consolidated financial statements reflect only corporate level expenses.

The accompanying pro forma condensed combined consolidated financial statements should be read in connection with the historical financial statements of the Company and SHC.

            Synergistic Holdings Corp. and Subsidiaries and Affiliate Pro Forma Condensed Combined Consolidated Balance Sheets
                                   (Unaudited)

                                                                                                                         Proforma
                                          Synergistic       Disposition     Synergistic    Salex          Acquisition        as
                                         June 30, 1996      Adjustment      Pro forma   July 31, 1996     Adjustments     Adjusted
                                        --------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                  $   330,263   $  (330,263)(1)                 $    88,539                    $    88,539
Accounts receivable                                 --                              --     3,146,609                      3,146,609
Receivables from brokers                       863,360      (863,360)(1)            --                                           --
Securities owned, at market value              678,082      (678,082)(1)            --                                           --
Prepaid expenses and other
 current assets                                     --                              --       146,867                        146,867
                                          ------------                     -----------    ----------                     -----------
Total current assets                         1,871,705                              --     3,382,015                      3,382,015

Property and equipment                         395,080      (395,080)(1)            --     1,842,533                      1,842,533
Investment in Electronic Designs,
 Inc., at cost                               1,000,000    (1,000,000)(1)            --                                           --
Investment in Salex Holding
 Corporation, at cost                        2,000,000                       2,000,000                     (2,000,000)(4)        --

Receivables from officers and employees        261,034      (261,034)(1)            --     1,076,393                      1,076,393
Goodwill and other intangibles                      --                              --     1,418,750                      1,418,750
Deferred income taxes                          889,000      (889,000)(1)            --                                           --
Other assets                                   164,857      (164,857)(1)            --        41,135                         41,135
                                          ------------                     -----------    ----------                     -----------

                                           $ 6,581,676                     $ 2,000,000   $ 7,760,826                    $ 7,760,826
                                          ============                     ===========    ==========                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Checks issued against future deposits               --                              --       918,528                        918,528
Securities sold, but not yet purchased,
 at market value                               144,989      (144,989)(1)            --                                           --
Note payable - finance company                      --                              --     1,475,125                      1,475,125
Accounts payable and accrued expenses        1,480,549    (1,480,549)(1)            --     3,547,422                      3,547,422
Current portion of long-term debt                   --                              --       230,000                        230,000
                                          ------------                     -----------    ----------                     -----------
Total current liabilities                    1,625,538                              --     6,171,075                      6,171,075
Long-term debt, capital lease obligations
 and other liabilities                       1,000,000    (1,000,000)(1)            --       997,235        2,000,000(2)  2,997,235
Excess of fair value of assets acquired
over cost                                      717,341      (717,341)(1)            --
                                          ------------    -------------    -----------    ----------                     -----------

Total liabilities                            3,342,879                              --     7,168,310                      9,168,310
                                          ------------                     -----------    ----------                     -----------
Preferred stock, Series A                           --                              --            --                             --
Preferred stock, Series B                           --                              --            --               10(3)         10
Common stock                                    59,495                          59,495        79,000         (14,536)(2)     91,873
                                                                                                              (7,155)(3)
                                                                                                             (59,495)(4)
                                                                                                               34,564(4)

Additional paid-in capital                   6,481,694                       6,481,694     3,951,546      (1,985,464)(2)  2,438,663
                                                                                                                7,145(3)
                                                                                                          (6,481,694)(4)
                                                                                                              465,436(4)

Less: Treasury stock                           (20,802)   (1,593,750)(1)    (1,614,552)           --        1,614,552(4)         --

            Note receivable                         --      (500,000)(1)      (500,000)           --                       (500,000)

Deficit and proprietor's capital
 deficiency                                 (3,281,590)       854,953(1)    (2,426,637)   (3,438,030)       2,426,637(4) (3,438,030)
                                          ------------                     -----------    ----------                     -----------

Stockholders' equity (capital deficit)       3,238,797                       2,000,000       592,516                     (1,407,484)
                                          ------------                     -----------    ----------                     -----------
                                           $ 6,581,676                     $ 2,000,000   $ 7,760,826                    $ 7,760,826
                                          ============                     ===========    ==========                     ===========



See Notes to Pro Forma Condensed Combined Consolidated Financial Statements (Unaudited)

           Synergistic Holdings Corp. and Subsidiaries and Affiliate
       Pro Forma Condensed Combined Consolidated Statements of Operations
                            Year Ended April 30, 1996
                                   (Unaudited)



                                          Synergistic                                     Salex                        Proforma
                                          Year Ended      Disposition     Synergistic   Year Ended     Acquisition        as
                                        March 31, 1996    Adjustment      Pro forma   April 30, 1996   Adjustments     Adjusted
                                       ------------------------------------------------------------------------------------------
Net sales or revenues                   $   17,100,633  $(17,100,633)(5) $       -    $   25,481,628                 $ 25,481,628
                                                                                                                          -
Cost of sales                                     -                              -        21,174,290                   21,174,290
                                                                                                                          -
                                      -----------------                   ----------------------------              -------------
Gross profit                                17,100,633                           -         4,307,338                    4,307,338

Selling, general and
administrative expenses                     18,981,958   (18,904,689)(5)       77,269      6,187,466                    6,264,735
                                      -----------------                   ----------------------------              -------------

Operating loss                              (1,881,325)                       (77,269)    (1,880,128)                  (1,957,397)

Interest expense                              (175,828)      175,628 (5)         -          (460,100)  (164,379)(6)      (624,479)
                                      -----------------                   ----------------------------              -------------

Loss before income taxes
(recoveries)                                (2,057,153)                       (77,269)    (2,340,228)                  (2,581,876)

Income taxes (recoveries)                      (36,000)       36,000 (5)         -            58,686                       58,686

                                      -----------------                   ----------------------------              -------------
Loss from continuing operations        $    (2,021,153)                   $   (77,269)$   (2,398,914)                $ (2,640,562)
                                      =================                   ============================              =============

Loss from continuing operations
per share                              $         (0.65)                   $     (0.04)                               $      (0.28)
                                      =================                   ============                              =============

Weighted average number of
shares outstanding                           3,092,848    (1,000,000)(5)    2,092,848                                   9,534,684
                                      =================                  ==============                             =============


                    See Notes to Pro Forma Condensed Combined Consolidated Financial Statements (Unaudited)

                                      Synergistic Holdings Corp. and Subsidiaries and Affiliate
                                 Pro Forma Condensed Combined Consolidated Statements of Operations
                                                  Three Months Ended July 31, 1996
                                                             (Unaudited)

                                  Synergistic                                           Salex                             Proforma
                               Three Months Ended   Disposition       Synergistic Three Months Ended     Acquisition         as
                                  June 30, 1996      Adjustment        Pro forma     July 31, 1996       Adjustments      Adjusted
                               -----------------------------------------------------------------------------------------------------
Net sales or revenues              $ 3,771,147     $(3,771,147)(5)    $        --     $ 5,720,520                       $ 5,720,520

Cost of sales                               --                                 --       4,628,929                         4,628,929
                                   -----------                        ---------------------------                       -----------
Gross profit                         3,771,147                                 --       1,091,591                         1,091,591

Selling, general and
  administrative expenses            3,808,940      (3,780,111)(5)         28,829       1,247,716                         1,276,545
                                   -----------                        ---------------------------                       -----------
Operating loss                         (37,793)                           (28,829)       (156,125)                         (184,954)

Interest expense                       (18,409)         18,409(5)              --         (72,399)        (37,479)(6)      (109,878)
                                   -----------                        ---------------------------                       -----------
Loss before income taxes               (56,202)                           (28,829)       (228,524)                         (294,832)

Income taxes                                --                                 --              --                                --
                                   -----------                        ---------------------------                       -----------
Loss from continuing operations    $   (56,202)                       $   (28,829)    $  (228,524)                      $  (294,832)
                                   ===========                        ===========================                       ===========
Loss from continuing operations
  per share                        $     (0.01)                       $     (0.01)                                      $     (0.03)
                                   ===========                        ============                                      ===========

Weighted average number of shares
  outstanding                        5,949,535      (1,000,000)(5)      4,949,535                                        11,246,366
                                   ===========                        ============                                      ===========


                       See Notes to Pro Forma Condensed Combined Consolidated Financial Statements (Unaudited)


           Synergistic Holdings Corp. and Subsidiaries and Affiliate
     Notes to Pro Forma Condensed Combined Consolidated Financial Statements
                                   (Unaudited)


Note A - Basis of Presentation

     Reference is made to the "Introduction" preceding the Pro Forma Condensed Combined Consolidated Financial Statements.



Note B - Pro Forma Journal Entries


                                                                           ------------------------------
                                                                              Debit               Credit
                                                                           ------------------------------
Balance Sheets

          1 Note receivable                                                  500,000
            Securities sold, but not yet purchased, at market value          144,989
            Accounts payable and accrued expenses                          1,480,549
            Long-term debt and capital lease obligations                   1,000,000
            Excess of fair value of assets acquired over cost                717,341
            Treasury stock                                                 1,593,750
                   Cash and cash equivalents                                                      330,263
                   Receivables from brokers                                                       863,360
                   Securities owned, at market value                                              678,082
                   Property and equipment                                                         395,080
                   Investment in Electronic Designs, Inc., at cost                              1,000,000
                   Receivables from officers and employees                                        261,034
                   Deferred income taxes                                                          889,000
                   Other assets                                                                   164,857
                   Shareholders' equity                                                           854,953

            To record disposition of all assets and liabilities of Synergistic, exclusive of the investment in Salex Holding Corporation ("SHC"), in exchange for 750,000 shares of Synergistic common stock (valued at $2.125 per share, the quoted market price on the date of the disposition) and a $500,000 nonrecourse note receivable. The note is collateralized by 250,000 shares of Synergistic common stock and has been recorded as a reduction of stockholders' equity.

          2 Common stock                                                      14,536
            Additional paid-in capital                                     1,985,464
                   Notes payable                                                                2,000,000

            To record acquisition and constructive retirement of treasury stock purchased from SHC's principal shareholder.

          3 Common stock                                                       7,155
                   Additional paid-in capital                                                       7,145
                   Preferred stock, Series B                                                           10

            To record recapitalization of SHC equity to reflect the 5,730,850 shares of common stock and 1,000 shares of convertible preferred stock, Series B outstanding

          4 Common stock                                                      59,495
            Additional paid-in capital                                     6,481,694
                   Investment in SHC                                                            2,000,000
                   Common stock                                                                    34,564
                   Additional paid-in capital                                                     465,436
                   Treasury stock                                                               1,614,552
                   Deficit                                                                      2,426,637


            To record merger of SHC and Synergistic and the constructive retirement of the treasury stock acquired in the merger. SHC is the acquirer for accounting purposes.

            Synergistic Holdings Corp. and Subsidiaries and Affiliate
     Notes to Pro Forma Condensed Combined Consolidated Financial Statements
                                   (Unaudited)

Note B - Pro Forma Journal Entries (Continued)

Statements of Operations

                                                                     -------------------------------------------------------------
                                                                          Debit          Credit          Debit         Credit
                                                                     -------------------------------------------------------------

                                                                           Three Months Ended                 Year Ended
                                                                              July 31, 1996                 April 30, 1996

          5 Revenues                                                     3,771,147                     17,100,633
            Income taxes                                                       -                           36,000
                   Selling, general and administrative expenses                         3,780,111                    18,904,689
                   Interest expense                                                        18,409                       175,828
            Decrease in loss from continuing operations                     27,373                      1,943,884

            To record disposition of revenues and expenses related to the broker/dealer operations of Synergistic. Weighted average shares outstanding was adjusted to reflect the 750,000 shares of Synergistic common stock received in connection with this transaction and the additional 250,000 shares received as collateral for the $500,000 nonrecourse note receivable.

          6 Interest expense                                                37,479                        164,379
                   Increase in loss from continuing operations                             37,479                       164,379

            To record interest expense on notes payable arising from acquisition of treasury stock from SHC's principal stockholder.

Item 8. Change in Fiscal Year.


     On September 19, 1996, the Company made a determination to change its fiscal year end from December 31 to April 30, the fiscal year end of Salex. Since Salex was the aquirer in the merger with Synergistic, the financial statements of the Company for periods prior to the merger will be the financial statements of Salex. Accordingly, the Company's future filings will be based on Salex's April 30 fiscal year end.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SYNERGISTIC HOLDINGS CORP



                                                     By: /s/ Salvatore Crimi
                                                        -----------------------
                                                        Salvatore Crimi, Chief
                                                        Executive Officer

Date:  February 6, 1997